Exhibit 99.1

OPNET Announces Estimated Preliminary Results for Fourth

Quarter of Fiscal 2005

Revenue ranging from $17.0 to $17.2 million

Loss per share ranging from ($0.04) to ($0.02)

BETHESDA, MD – April 25, 2005 —OPNET Technologies, Inc. (NASDAQ: OPNT), a leading provider of management software for networks and applications, today announced that based on preliminary estimates it expects quarterly revenues for the fourth fiscal quarter, ended March 31, 2005, to be in the range of $17.0 to $17.2 million, compared to its previously issued guidance of $16.2 to $17.0 million. Based on preliminary estimates, earnings per share for the fourth quarter of fiscal 2005 are expected to be between negative $0.04 and negative $0.02 on a diluted basis, compared to previous guidance of breakeven to positive $0.03.

Marc A. Cohen, OPNET’s Chairman and CEO, stated, “While we have not completely finalized our Q4 financial results, we are very pleased to report that at this time we expect record quarterly revenues for Q4 of 2005. We anticipate exceeding our revenue guidance, and maintaining strong revenue visibility as a result of our Q4 deferred revenues and backlog. While we are pleased with these top line results, we are disappointed that our EPS will fall short of our guidance. Our EPS was negatively impacted by unanticipated costs, the most significant of which was approximately $900 thousand in cost overruns associated with our Sarbanes-Oxley implementation efforts. Total costs associated with Sarbanes-Oxley implementation efforts during fiscal 2005 are expected to be approximately $2.4 million. The degree to which Sarbanes-Oxley-related costs will negatively impact EPS are expected to significantly decrease in Q1 of fiscal 2006.”

Based on preliminary estimates, Sarbanes-Oxley negatively impacted our operating expenses during Q4. Total Q4 Sarbanes-Oxley implementation costs were approximately $1.8 million, about $900 thousand more than we had expected.

Mr. Cohen continued, “During Q4 we also accelerated investments in personnel to support our recently announced agreement with Cisco Systems, along with other business opportunities. We believe our alliance with Cisco represents an unprecedented worldwide opportunity to reach new customers and grow our business. Accordingly, we are making the necessary strategic investments to support this next phase of growth.”

OPNET expects to release more complete preliminary financial results for Q4 on May 16, 2005. OPNET will also hold an investor conference call on Monday, May 16, 2005 at 5:00pm EDT to discuss the overall results of Q4.

About OPNET Technologies, Inc.

Founded in 1986, OPNET Technologies, Inc. (NASDAQ:OPNT) is a leading provider of management software for networks and applications. For more information about OPNET and its products, visit www.opnet.com.

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OPNET and OPNET Technologies, Inc. are trademarks of OPNET Technologies, Inc. All other trademarks are the property of their respective owners.

Statements in this press release that are not purely historical facts may constitute forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. OPNET Technologies, Inc. (“OPNET”) assumes no obligation to update statements. Forward-looking statements are predictions based upon information available to OPNET as of the date of this press release and involve risks and uncertainties; therefore, actual events or results may differ materially. For a discussion of risk factors, see OPNET’s reports, including its most recent 10-Q and 10-K, filed with the Securities & Exchange Commission. In particular, OPNET’s estimates of its quarterly financial results discussed in this press release are based on preliminary estimates, and OPNET has not yet completed a full detailed analysis of its financial results for the quarter. Final results could differ from these estimates.

Note to editors: The word OPNET is spelled with all upper-case letters.

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OPNET Media Contact:	OPNET Investor Relations:
Margarita Castillo	Mel Wesley
OPNET Technologies, Inc.	OPNET Technologies, Inc.
(240) 497-3000	(240) 497-3000
Media@opnet.com	ir@opnet.com